Exhibit 99.1

Kaltura Announces Financial Results for First Quarter 2025

NEW YORK, May 8, 2025 - Kaltura, Inc. (“Kaltura” or the “Company”), the video experience cloud, today announced financial results for the first quarter ended March 31, 2025, as well as outlook for the second quarter and full year 2025.

"We surpassed our guidance for the first quarter, delivering record total and subscription revenue, as well as significant Net loss improvement on a GAAP basis, and on a non-GAAP basis - a record positive Adjusted net income, Adjusted EBITDA, and earnings profitability per share. We also posted record ARR and the highest net dollar retention rate since the first quarter of 2022,” said Ron Yekutiel, Co-founder, Chairman, President and Chief Executive Officer of Kaltura. “We continue to forecast for the full year a return to growth of new bookings fueled by customer consolidation around our platform, maturity of our newer products, exciting new Gen AI capabilities which customers have increasingly been adopting, growth potential within our great customer base, and a gradual growth in our sales force.”

First Quarter 2025 Financial Highlights:

•    Revenue for the first quarter of 2025 was $47.0 million, an increase of 5% compared to $44.8 million for the first quarter of 2024.

•    Subscription Revenue for the first quarter of 2025 was $44.9 million, an increase of 9% compared to $41.2 million for the first quarter of 2024.

•    Annualized Recurring Revenue (ARR) for the first quarter of 2025 was $174.8 million, an increase of 7% compared to $162.7 million for the first quarter of 2024.

•    GAAP Gross profit for the first quarter of 2025 was $32.7 million, representing a gross margin of 70% compared to a GAAP gross profit of $28.6 million and gross margin of 64% for the first quarter of 2024.

•    Non-GAAP Gross profit for the first quarter of 2025 was $33.0 million, representing a non-GAAP gross margin of 70%, compared to a non-GAAP gross profit of $29.0 million and non-GAAP gross margin of 65% for the first quarter of 2024.

•    GAAP Operating loss was $1.6 million for the first quarter of 2025, compared to an operating loss of $7.3 million for the first quarter of 2024.

•    Non-GAAP Operating income was $3.1 million for the first quarter of 2025, compared to a non-GAAP operating loss of $0.6 million for the first quarter of 2024.

•    GAAP Net loss was $1.1 million or $0.01 per diluted share for the first quarter of 2025, compared to a GAAP net loss of $11.1 million, or $0.08 per diluted share, for the first quarter of 2024.

•    Non-GAAP Net income was $3.5 million or $0.02 per diluted share for the first quarter of 2025, compared to a non-GAAP net loss of $4.4 million, or $0.03 per diluted share, for the first quarter of 2024.

•    Adjusted EBITDA was $4.1 million for the first quarter of 2025, compared to adjusted EBITDA of $0.6 million for the first quarter of 2024.

•    Net Cash Used in Operating Activities was $1.0 million for the first quarter of 2025, compared to $1.1 million for the first quarter of 2024.

First Quarter 2025 Business Highlights:

•Closed one new seven-digit deal and fifteen six-digit deals, similar to first quarter 2024, reflecting typical seasonality
•Sequential and year-over-year improvement in net dollar retention rate, reaching 107% - best since first quarter of 2022
•Growing interest in Gen AI products - more than 150 customers already showing interest representing roughly 20% of our customer base. We think this represents a significant upsell opportunity for us in the coming quarters
•Recognized by Gartner as a representative vendor in their 2025 Market Guides for both Video Platform Services and Meeting Solutions
•Kaltura TV Genie recently won the Product of the Year award for Streaming at the 2025 NAB Show

•Held our first Investor Event in our NYC office and remotely using our Events Platform. Conducted product demos and a customer panel and provided additional insights about our long-term financial goal. Recording of the event and its presentation deck are available in the Investor section of our website
•“Kaltura Connect on the road” series of customers events to be held in New York (May 13th), San Francisco (May 15th), and London (May 20th), followed by six ‘Connect in Education’ events across the US and Europe and virtually for APAC organizations. Information is available on our website

Financial Outlook:

For the second quarter of 2025, Kaltura expects:

•    Subscription Revenue to be between $40.8 million and $41.6 million.
•    Total Revenue to be between $43.4 million and $44.2 million.
•    Adjusted EBITDA to be between $1.5 million to $2.5 million.

For the full year ending December 31, 2025, Kaltura expects:

•    Subscription Revenue to be between $170.4 million and $173.4 million.
•    Total Revenue to be between $179.9 million and $182.9 million.
•    Adjusted EBITDA to be in the range of $13.5 million to $15.5 million.

The guidance provided above contains forward-looking statements and actual results may differ materially. Refer to “Forward-Looking Statements” below for information on the factors that could cause our actual results to differ materially from these forward-looking statements. Kaltura has not provided a quantitative reconciliation of forecasted Adjusted EBITDA to forecasted GAAP net loss within this press release because the Company is unable, without making unreasonable efforts, to calculate certain reconciling items with confidence. The reconciliation for Adjusted EBITDA includes but is not limited to the following items: stock-based compensation expenses, depreciation, amortization, financial expenses (income), net, provision for income tax, and other non-recurring operating expenses. These items, which could materially affect the computation of forward-looking GAAP net loss, are inherently uncertain and depend on various factors, some of which are outside of the Company’s control. The guidance above is based on the Company's current expectations relating to the macro-economic climate trends.

Additional information on Kaltura’s reported results, including a reconciliation of the non-GAAP financial measures to their most comparable GAAP measures, is included in the financial tables below.

Investor Deck

Our first quarter and full year 2025 Investor Deck has been posted in the investor relations page on our website at: www.investors.kaltura.com.

Conference Call

Kaltura will host a conference call today on May 8, 2025 to review its first quarter 2025 financial results and to discuss its financial outlook.

Time:	8:00 a.m. ET
United States/Canada Toll Free:	1-877-407-0789
International Toll:	+1-201-689-8562

A live webcast will also be available in the Investor Relations section of Kaltura’s website at: https://investors.kaltura.com/news-and-events/events

A replay of the webcast will be available in the Investor Relations section of the company’s web site approximately two hours after the conclusion of the call and remain available for approximately 30 calendar days.

About Kaltura

Kaltura’s mission is to create and power AI-infused hyper-personalized video experiences that boost customer and employee engagement and success. Kaltura’s AI Video Experience Cloud includes a platform for enterprise and TV content management and a wide array of Gen AI-infused video-first products, including Video Portals, LMS and CMS Video Extensions, Virtual Events and Webinars, Virtual Classrooms, and TV Streaming Applications. Kaltura engages millions of end-users at home, at work, and at school, boosting both customer and employee experiences, including marketing, sales, and customer success; teaching, learning, training and certification; communication and collaboration; and entertainment, and monetization. For more information, visit www.corp.kaltura.com.

Investor Contacts:
Kaltura
John Doherty
Chief Financial Officer
IR@Kaltura.com

Sapphire Investor Relations
Erica Mannion and Michael Funari
+1 617 542 6180
IR@Kaltura.com

Media Contacts:
Kaltura
Nohar Zmora
pr.team@kaltura.com

Headline Media
Raanan Loew
raanan@headline.media
+1 347 897 9276

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements contained in this press release that do not relate to matters of historical fact should be considered forward-looking statements, including but not limited to, statements regarding our future financial and operating performance, including our guidance; our business strategy, plans and objectives for future operations; expectations with respect to our products and capabilities; our expectations regarding potential profitability and growth; and general economic, business and industry conditions, including expectations with respect to trends in customer consolidation and corporate spending.

In some cases, you can identify forward-looking statements by terminology such as “aim,” “anticipate,” “assume,” “believe,” “contemplate,” “continue,” “could,” “due,” “estimate,” “expect,” “goal,” “intend,” “may,” “objective,” “plan,” “predict,” “potential,” “positioned,” “seek,” “should,” “target,” “will,” “would” and other similar expressions that are predictions of or indicate future events and future trends, or the negative of these terms or other comparable terminology, although not all forward-looking statements contain these words. Any forward-looking statements contained herein are based on our historical performance and our current plans, estimates and expectations and are not a representation that such plans, estimates, or expectations will be achieved. These forward-looking statements represent our expectations as of the date of this press release. Subsequent events may cause these expectations to change, and we disclaim any obligation to update the forward-looking statements in the future, except as required by law. These forward-looking statements are subject to known and unknown risks and uncertainties that may cause actual results to differ materially from our current expectations.

Important factors that could cause actual results to differ materially from those anticipated in our forward-looking statements include, but are not limited to, the current volatile economic climate and its direct and indirect impact on our business and operations; political, economic, and military conditions in Israel and other geographies; our ability to retain our customers and meet demand; our ability to achieve and maintain profitability; the evolution of the markets for our offerings; our ability to keep pace with technological and competitive developments; risks associated with our use of certain artificial intelligence and machine learning models; our ability to maintain the interoperability of our offerings across devices, operating systems and third-party applications; risks associated with our Application Programming Interfaces, other components in our offerings and other intellectual property; our ability to compete successfully against current and future competitors; our ability to increase customer revenue; risks related to our approach to revenue recognition; our potential exposure to cybersecurity threats; our compliance with data privacy and data protection laws; our ability to meet our contractual commitments; our reliance on third parties; our ability to retain our key personnel; risks related to revenue mix and customer base; risks related to our international operations; risks related to potential acquisitions; our ability to generate or raise additional capital; and the other risks under the caption “Risk Factors” in our Annual Report on Form 10-K for the fiscal year ended December 31, 2024, filed with the Securities and Exchange Commission (“SEC”), as such factors may be updated from time to time in our other filings with the SEC, which are accessible on the SEC’s website at www.sec.gov and the Investor Relations page of our website at investors.kaltura.com.

Non-GAAP Financial Measures

Kaltura has provided in this press release and the accompanying tables measures of financial information that have not been prepared in accordance with generally accepted accounting principles in the U.S. ("GAAP"), including non-GAAP gross profit, non-GAAP gross margin (calculated as a percentage of revenue), non-GAAP research and development expenses, non-GAAP sales and marketing expenses, non-GAAP general and administrative expenses, non-GAAP operating income (loss), non-GAAP operating margin (calculated as a percentage of revenue), non-GAAP net income (loss), non-GAAP net income (loss) per share and Adjusted EBITDA.
Kaltura defines these non-GAAP financial measures as the respective corresponding GAAP measure, adjusted for, as applicable: (1) stock-based compensation expense; (2) the amortization of acquired intangibles; and (3) war-related costs. Kaltura defines EBITDA as net profit (loss) before financial expenses (income), net, provision for income taxes, and depreciation and amortization expenses.

Adjusted EBITDA is defined as EBITDA (as defined above), adjusted for the impact of certain non-cash and other items that we believe are not indicative of our core operating performance, such as non-cash stock-based compensation expenses and certain non-recurring operating expenses. We believe these non-GAAP financial measures provide useful information to management and investors regarding certain financial and business trends relating to Kaltura’s financial condition and results of operations. These non-GAAP metrics are a supplemental measure of our performance, are not defined by or presented in accordance with GAAP, and should not be considered in isolation or as an alternative to net profit (loss) or any other performance measure prepared in accordance with GAAP. Non-GAAP financial measures are presented because we believe that they provide useful supplemental information to investors and analysts regarding our operating performance and are frequently used by these parties in evaluating companies in our industry. By presenting these non-GAAP financial measures, we provide a basis for comparison of our business operations between periods by excluding items that we do not believe are indicative of our core operating performance. We believe that investors’ understanding of our performance is enhanced by including these non-GAAP financial measures as a reasonable basis for comparing our ongoing results of operations. Additionally, our management uses these non-GAAP financial measures as supplemental measures of our performance because they assist us in comparing the operating performance of our business on a consistent basis between periods, as described above. Although we use the non-GAAP financial measures described above, such measures have significant limitations as analytical tools and only supplement but do not replace, our financial statements in accordance with GAAP. See the tables below regarding reconciliations of these non-GAAP financial measures to the most directly comparable GAAP measures.

Key Financial and Operating Metrics

Annualized Recurring Revenue. We use Annualized Recurring Revenue (“ARR”) as a measure of our revenue trend and an indicator of our future revenue opportunity from existing recurring customer contracts. We calculate ARR by annualizing our recurring revenue for the most recently completed fiscal quarter. Recurring revenues are generated from SaaS and PaaS subscriptions, as well as term licenses for software installed on the customer's premises (“On-Prem”). For the SaaS and PaaS components, we calculate ARR by annualizing the actual recurring revenue recognized for the latest fiscal quarter. For the On-Prem components for which revenue recognition is not ratable across the license term, we calculate ARR for each contract by dividing the total contract value (excluding professional services) as of the last day of the specified period by the number of days in the contract term and then multiplying by 365. Recurring revenue excludes revenue from one-time professional services and setup fees. ARR is not adjusted for the impact of any known or projected future customer cancellations, upgrades or downgrades or price increases or decreases. The amount of actual revenue that we recognize over any 12-month period is likely to differ from ARR at the beginning of that period, sometimes significantly. This may occur due to new bookings, cancellations, upgrades or downgrades, pending renewals, professional services revenue, foreign exchange rate fluctuations and acquisitions or divestitures. ARR should be viewed independently of revenue as it is an operating metric and is not intended to be a replacement or forecast of revenue. Our calculation of ARR may differ from similarly titled metrics presented by other companies.

Net Dollar Retention Rate. Our Net Dollar Retention Rate, which we use to measure our success in retaining and growing recurring revenue from our existing customers, compares our recognized recurring revenue from a set of customers across comparable periods. We calculate our Net Dollar Retention Rate for a given period as the recognized recurring revenue from the latest reported fiscal quarter from the set of customers whose revenue existed in the reported fiscal quarter from the prior year (the numerator), divided by recognized recurring revenue from such customers for the same fiscal quarter in the prior year (denominator). For annual periods, we report Net Dollar Retention Rate as the arithmetic average of the Net Dollar Retention Rate for all fiscal quarters included in the period. We consider subdivisions of the same legal entity (for example, divisions of a parent company or separate campuses that are part of the same state university system), as well as Value-add Resellers (“VARs”) (meaning resellers that directly manage the relationship with the customer) and the customers they manage, to be a single customer for purposes of calculating our Net Dollar Retention Rate. Our calculation of Net Dollar Retention Rate for any fiscal period includes the positive recognized recurring revenue impacts of selling new services to existing customers and the negative recognized recurring revenue impacts of contraction and attrition among this set of customers. Our Net Dollar Retention Rate may fluctuate as a result of a number of factors, including the growing level of our revenue base, the level of penetration within our customer base, expansion of products and features, and our ability to retain our customers. Our calculation of Net Dollar Retention Rate may differ from similarly titled metrics presented by other companies.

Remaining Performance Obligations. Remaining Performance Obligations represents the amount of contracted future revenue that has not yet been delivered, including both subscription and professional services revenues. Remaining Performance Obligations consists of both deferred revenue and contracted non-cancelable amounts that will be invoiced and recognized in future periods. We expect to recognize 59% of our Remaining Performance Obligations as revenue over the next 12 months, and the remainder over a period of four years, in each case, in accordance with our revenue recognition policy; however, we cannot guarantee that any portion of our Remaining Performance Obligations will be recognized as revenue within the timeframe we expect or at all.

Consolidated Balance Sheets (U.S. dollars in thousands)

	As of
	March 31, 2025	December 31, 2024
	(Unaudited)
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$31,695	$33,059
Marketable securities	31,223	48,275
Trade receivables	18,209	19,978
Prepaid expenses and other current assets	9,943	9,481
Deferred contract acquisition and fulfillment costs, current	10,326	10,765

Total current assets	101,396	121,558

LONG-TERM ASSETS:
Marketable securities	18,004	3,379
Property and equipment, net	15,242	16,190
Other assets, noncurrent	3,120	2,983
Deferred contract acquisition and fulfillment costs, noncurrent	12,195	13,605
Operating lease right-of-use assets	11,670	12,308
Intangible assets, net	101	212
Goodwill	11,070	11,070

Total noncurrent assets	71,402	59,747

TOTAL ASSETS	$172,798	$181,305

LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES:
Current portion of long-term loans	$3,764	$3,110
Trade payables	8,311	3,265
Employees and payroll accruals	15,033	15,399
Accrued expenses and other current liabilities	12,298	14,262
Operating lease liabilities	2,536	2,504
Deferred revenue, current	53,879	63,123

Total current liabilities	95,821	101,663

NONCURRENT LIABILITIES:
Deferred revenue, noncurrent	57	67
Long-term loans, net of current portion	27,886	29,153
Operating lease liabilities, noncurrent	14,365	15,263
Other liabilities, noncurrent	12,010	10,772

Total noncurrent liabilities	54,318	55,255

TOTAL LIABILITIES	$150,139	$156,918
STOCKHOLDERS' EQUITY:
Common stock	$16	$15
Treasury stock	(10,119)	(7,801)
Additional paid-in capital	502,644	500,024
Accumulated other comprehensive income	47	959
Accumulated deficit	(469,929)	(468,810)

Total stockholders' equity	22,659	24,387

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$172,798	$181,305

Consolidated Statements of Operations (U.S. dollars in thousands, except for share data)

	Three Months Ended March 31,
	2025	2024
	(Unaudited)

Revenue:

Subscription	$44,906	$41,170
Professional services	2,078	3,611

Total revenue	46,984	44,781

Cost of revenue:

Subscription	10,487	11,401
Professional services	3,761	4,772

Total cost of revenue	14,248	16,173

Gross profit	32,736	28,608

Operating expenses:

Research and development	12,088	12,005
Sales and marketing	11,923	11,812
General and administrative	10,302	12,082

Total operating expenses	34,313	35,899

Operating loss	1,577	7,291

Financial expense (income), net	(1,803)	1,497

Loss before provision for income taxes	226	(8,788)
Provision for income taxes	1,345	2,308

Net loss	$1,119	$11,096

Net loss per share attributable to common stockholders, basic and diluted	$0.01	$0.08

Weighted average number of shares used in computing basic and diluted net loss per share attributable to common stockholders	154,009,623	144,253,660

Consolidated Statements of Operations (U.S. dollars in thousands, except for share data)
Stock-based compensation included in above line items:

	Three Months Ended March 31,
	2025	2024
	(Unaudited)

Cost of revenue	$128	$285
Research and development	849	1,172
Sales and marketing	432	770
General and administrative	3,124	4,302

Total	$4,533	$6,529

Revenue by Segment (U.S. dollars in thousands):

	Three Months Ended March 31,
	2025	2024
	(Unaudited)

Enterprise, Education and Technology	$34,416	$32,440
Media and Telecom	12,568	12,341

Total	$46,984	$44,781

Gross Profit by Segment (U.S. dollars in thousands):

	Three Months Ended March 31,
	2025	2024
	(Unaudited)

Enterprise, Education and Technology	$26,568	$23,556
Media and Telecom	6,168	5,052

Total	$32,736	$28,608

Consolidated Statement of Cash Flows (U.S. dollars in thousands)

	Three Months Ended March 31,
	2025	2024
	(Unaudited)
Cash flows from operating activities:
Net loss	$(1,119)	$(11,096)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	1,185	1,305
Stock-based compensation expenses	4,533	6,529
Amortization of deferred contract acquisition and fulfillment costs	2,864	2,888
Non-cash interest income, net	(60)	(286)
Gain on foreign exchange	(61)	(325)
Changes in operating assets and liabilities:
Decrease in trade receivables	1,769	5,475
Increase in prepaid expenses and other current assets and other assets, noncurrent	(1,293)	(560)
Increase in deferred contract acquisition and fulfillment costs	(1,104)	(1,067)
Increase in trade payables	5,216	4,447
Increase (decrease) in accrued expenses and other current liabilities	(1,973)	1,654
Decrease in employees and payroll accruals	(2,566)	(1,099)
Increase (decrease) in other liabilities, noncurrent	1,044	(36)
Decrease in deferred revenue	(9,254)	(8,617)
Operating lease right-of-use assets and lease liabilities, net	(228)	(358)

Net cash used in operating activities	(1,047)	(1,146)

Cash flows from investing activities:

Investment in available-for-sale marketable securities	(26,390)	(15,424)
Proceeds from maturities of available-for-sale marketable securities	28,933	12,000
Purchases of property and equipment	(297)	(93)

Net cash provided by (used in) investing activities	2,246	(3,517)

Cash flows from financing activities:

Repayment of long-term loans	(875)	(875)
Proceeds from exercise of stock options	1,470	104
Cash settlement of equity classified share-based payment awards	(889)	—
Repurchase of common stock	(2,318)	—
Payments on account of repurchase of common stock	(12)	—
Payment of debt issuance costs	—	(10)

Net cash used in financing activities	(2,624)	(781)

Effect of exchange rate changes on cash, cash equivalents and restricted cash	61	325

Net decrease in cash, cash equivalents and restricted cash	$(1,364)	$(5,119)
Cash, cash equivalents and restricted cash at the beginning of the period	33,159	36,784
Cash, cash equivalents and restricted cash at the end of the period	$31,795	$31,665

Reconciliation from GAAP to Non-GAAP Results (U.S. dollars in thousands, except per share data; Unaudited)

	Three Months Ended March 31,
	2025	2024
Reconciliation of gross profit and gross margin
GAAP gross profit	$32,736	$28,608
Stock-based compensation expense	128	285
Amortization of acquired intangibles	97	105
Non-GAAP gross profit	$32,961	$28,998
GAAP gross margin	70%	64%
Non-GAAP gross margin	70%	65%
Reconciliation of operating expenses
GAAP research and development expenses	$12,088	$12,005
Stock-based compensation expense	849	1,172
Amortization of acquired intangibles	—	—
Non-GAAP research and development expenses	$11,239	$10,833
GAAP sales and marketing	$11,923	$11,812
Stock-based compensation expense	432	770
Amortization of acquired intangibles	14	13
Non-GAAP sales and marketing expenses	$11,477	$11,029
GAAP general and administrative expenses	$10,302	$12,082
Stock-based compensation expense	3,124	4,302
Amortization of acquired intangibles	—	—
War related costs(b)	—	21
Non-GAAP general and administrative expenses	$7,178	$7,759
Reconciliation of operating income (loss) and operating margin
GAAP operating loss	$(1,577)	$(7,291)
Stock-based compensation expense	4,533	6,529
Amortization of acquired intangibles	111	118
War related costs(b)	—	21
Non-GAAP operating income (loss)	$3,067	$(623)
GAAP operating margin	(3)%	(16)%
Non-GAAP operating margin	7%	(1)%
Reconciliation of net loss
GAAP net loss attributable to common stockholders	$(1,119)	$(11,096)
Stock-based compensation expense	4,533	6,529
Amortization of acquired intangibles	111	118
War related costs(b)	—	21
Non-GAAP net income (loss) attributable to common stockholders	$3,525	$(4,428)

Non-GAAP net income (loss) per share - basic and diluted	$0.02	$(0.03)

Reconciliation of weighted average number of shares outstanding:
Weighted-average number of shares used in calculating GAAP and Non-GAAP net income (loss) per share, basic	154,009,623	144,253,660
Effect of dilutive shares used in calculating Non-GAAP net income (loss) per share, diluted (c)	11,294,304	—
Weighted-average number of shares used in calculating Non-GAAP net income (loss) per share, diluted	165,303,927	144,253,660

Adjusted EBITDA (U.S. dollars in thousands)

	Three Months Ended March 31,
	2025	2024

Net loss	$(1,119)	$(11,096)
Financial expenses (income), net (a)	(1,803)	1,497
Provision for income taxes	1,345	2,308
Depreciation and amortization	1,185	1,305
EBITDA	(392)	(5,986)
Non-cash stock-based compensation expense	4,533	6,529
War related costs(b)	—	21
Adjusted EBITDA	$4,141	$564

(a)The three months ended March 31, 2025 and 2024, include $609 and $704, respectively, of interest expenses and $896 and $818, respectively, of interest income.
(b)The three months ended March 31, 2024 includes costs related to conflicts in Israel, attributable to temporary relocation of key employees from Israel for business continuity purposes, purchase of emergency equipment for key employees for business continuity purposes, and charitable donations to communities directly impacted by the war.

(c)The effect of these dilutive shares was not included in the GAAP calculation of diluted net loss per share for the three months ended March 31, 2025 and 2024 because the effect would have been anti-dilutive.

Reported KPIs

	March 31,
	2025	2024
	(U.S. dollars, amounts in thousands)
Annualized Recurring Revenue	$174,842	$162,713
Remaining Performance Obligations	$184,860	$165,224

	Three Months Ended March 31,
	2025	2024
Net Dollar Retention Rate	107%	98%